Exhibit 32.2

SECTION 906 CERTIFICATION

I, W. Edwin Lane, Jr., Chief Financial Officer of ABC Bancorp (the “Company”) do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 11, 2004

/s/ W. Edwin Lane, Jr.

W. EDWIN LANE, JR., Chief Financial Officer